Exhibit 99.1

Investor Contact: Carey Hendrickson, Chief Financial Officer Phone: 1-972-770-5600 chendrickson@capitalsenior.com

FOR IMMEDIATE RELEASE

CAPITAL SENIOR LIVING CORPORATION

REPORTS THIRD QUARTER 2020 RESULTS

Provides Update Related to COVID-19

DALLAS – November 5, 2020 – Capital Senior Living Corporation (the “Company”) (NYSE: CSU), one of the nation’s largest operators of senior housing communities, announced today operating and financial results for the third quarter ended September 30, 2020.

Recent Highlights

•	Move-ins for the third quarter of 2020 improved to approximately 88% of third quarter 2019 move-ins, up from 75% for second quarter 2020 move-ins as compared to the second quarter of 2019.

•	Consolidated occupancy declined 150 bps in the third quarter of 2020 as compared to the second quarter of 2020 due primarily to the impacts of COVID- 19.

•

The Company initiated the transfer of 18 communities that were either underperforming or were in underperforming loan pools to Fannie Mae, the holder of non-recourse debt on such communities, effective August 1, 2020. The transfer will reduce the Company’s debt by $216.3 million and improve annual cash flow by approximately $10 million. For GAAP purposes, a loss of $191.0 million related to the transfer was recorded in the third quarter, with a subsequent substantial gain to be recorded when the transfer is complete and the debt relieved, which is currently expected to occur in the fourth quarter of 2020.

•

The Company enhanced and extended a short-term forbearance agreement related to 10 loans with one of its lenders, providing $2.8 million of additional debt service relief from October 2020 through September 2021.

•

In connection with the successful restructuring of the Company’s leased portfolio, 20 formerly-leased communities were transitioned to other operators in mid- September through early November, with additional transitions expected to occur before year-end.

•

The Company and Ventas have agreed in principle that, commencing January 2021, the Company will manage all seven communities currently subject to a modified master lease between the companies, under a management agreement. This arrangement is consistent with the Company’s March 10, 2020 agreement regarding those seven communities and remains subject to completion of documentation and other conditions.

“During the third quarter, resident wellness and safety remained our highest priority. We continued to operate with enhanced infection control protocols to limit and manage incidents of COVID-19. I’m pleased that all of our communities are accepting new residents and have returned to more normalized operations while also diligently following state and federal guidelines,” said Kimberly S. Lody, President and Chief Executive Officer. “Our community teams have done an excellent job responding to changes in the operating model while keeping resident care as our highest priority throughout the pandemic. I am extremely proud of their dedication and diligence.”

Ms. Lody continued, “We have also continued to make significant progress on important elements of our strategic plan to improve our operating performance and reduce our long- term debt and lease obligations. We initiated the transfer of 18 Fannie communities in August which will substantially reduce our debt and has already improved monthly cash flow. Also, the transfer of our leased communities to other operators is on schedule, with 20 formerly-leased communities now transferred and most of the remaining communities scheduled for transfer during the remainder of 2020. This successful restructuring of our leased portfolio will result in the termination of all of our lease obligations by year-end and significantly improve our operating performance and cash flow.”

Financial Results - Third Quarter

For the third quarter of 2020, the Company reported revenue of $96.3 million, compared with revenue of $111.1 million in the third quarter of 2019. The majority of the decrease is related to the transfer of 18 communities to Fannie Mae effective August 1, 2020 ($9.8 million), dispositions of three communities since the third quarter of 2019 ($4.1 million), transfers of six formerly-leased communities to new operators ($2.9 million) and the conversion of six formerly-leased communities to management agreements in February 2020 ($3.2 million), partially offset by $9.6 million of community reimbursement revenue associated with the management of certain communities in the third quarter. Total occupancy in the third quarter of 2020 was 76.1%, a decrease of 520 basis points as compared to the third quarter of 2019, largely due to the impacts of COVID-19. Monthly average rent was $3,727 as compared to $3,628 in the third quarter of 2019. As compared to the second quarter of 2020, total occupancy declined 150 basis points in the third quarter.

Operating expenses for the third quarter of 2020 were $65.2 million, a decrease of $15.2 million as compared to the third quarter of 2019. The majority of the decrease is related to the transfer of 18 communities to Fannie Mae effective August 1, 2020 ($7.8 million), dispositions of three communities since the third quarter of 2019 ($2.4 million), transfers of six formerly-leased communities to new operators ($2.0 million) and the conversion of six formerly-leased communities to management agreements in February 2020 ($2.1 million). Operating expenses for the third quarter of 2020 included $1.4 million of costs directly related to COVID-19, primarily for employee hero pay, specialized sterilization services and personal protective equipment.

General and administrative expenses for the third quarter of 2020 were $8.1 million versus $7.6 million in the third quarter of 2019. Excluding transaction and conversion costs in both periods, general and administrative expenses decreased $0.3 million in the third quarter of 2020 versus the third quarter of 2019 due to lower healthcare claims under the Company’s self-insured healthcare plan. As a percentage of revenues under management, general and administrative expenses, excluding transaction and conversion costs, were 6.2% in the third quarter of 2020.

Net loss for the third quarter of 2020 was $215.0 million, largely due to a GAAP loss of $191.0 million associated with the transfer of the 18 communities to Fannie Mae in August 2020, as compared to $20.7 million for the third quarter of 2019.

Adjusted EBITDAR for the third quarter of 2020 was $15.7 million. Adjusted EBITDAR excluding COVID-19 expenses was $17.2 million. Adjusted CFFO for the third quarter of 2020 was $(5.2) million. Adjusted CFFO excluding COVID-19 relief and expenses was $(3.8) million. (See “Non-GAAP Financial Measures” below).

Same Community Results

Same community results exclude three non-core communities the Company has disposed of since the third quarter of 2019, six communities converted to management agreements effective March 1, 2020, six formerly-leased communities transitioned to other operators, and 18 communities to be transferred to Fannie Mae that are no longer included in the Company’s consolidated operating results effective August 1, 2020. Same-community results also exclude COVID-19 expenses of $1.3 million in the third quarter of 2020.

Same-community revenue in the third quarter of 2020 was $77.8 million, a decrease of 4.8% versus the third quarter of 2019, primarily due to the impact of COVID-19 on the Company’s occupancy since March 2020. Same-community occupancy in the third quarter was 78.0%, a decrease of 460 basis points as compared to the third quarter of 2019 and average monthly rent was $3,731, an increase of 0.6% as compared to the third quarter of 2019. As compared to the second quarter of 2020, same-community occupancy declined 190 basis points in the third quarter.

Same-community operating expenses increased $0.1 million, or 0.1%, in the third quarter of 2020 versus the third quarter of 2019. Same store labor costs, including benefits, increased $0.5 million, or 1.4%, while all other expense categories declined $0.4 million on a combined basis, or 1.9%, with decreases in food costs of $0.3 million, or 6.5%, and utilities of $0.1 million, or 1.5%. Same-community net operating income decreased 15.2% in the third quarter of 2020 when compared with the third quarter of 2019.

Community Transitions Update

On July 31, 2020, the Company initiated the process to transfer the operations and ownership of 18 communities that were either underperforming or were in underperforming loan pools to Fannie Mae. The Company currently expects most if not all of these communities to transition by December 31, 2020. In accordance with GAAP, revenues and operating expenses of these communities were no longer included in the Company’s operating results beginning August 1, 2020; however, the debt and certain other obligations associated with these communities will remain on the Company’s balance sheet until the transfers are completed. The Company recorded a GAAP loss of $191.0 million from the write-off of assets associated with these communities in the third quarter of 2020. A substantial gain will be recorded when the debt and other remaining obligations are relieved, most likely in the fourth quarter of 2020.

In connection with the successful restructuring of the Company’s lease agreements with its three REIT partners in October 2019 and March 2020, the Company transitioned 5 formerly-leased communities to new operators in September and 15 additional formerly- leased communities in October and early November. The Company currently expects to transition an additional 18 communities to new operators in the fourth quarter of 2020 or the first quarter of 2021.

The Company and Ventas have agreed in principle that, commencing January 2021, the Company will manage all seven communities currently subject to a modified master lease between the companies, under a management agreement. This arrangement is consistent with the Company’s March 10, 2020 agreement regarding those seven communities and remains subject to completion of documentation and other conditions.

COVID-19 Update

Since the onset of COVID-19, the Company has responded swiftly, thoughtfully and aggressively to the unprecedented challenges raised by the pandemic. The Company continues to be relentlessly focused on the safety and wellbeing of its residents, employees and caregivers. In an effort to protect its residents and employees and slow the spread of COVID-19, and in response to quarantines, shelter-in-place orders and other limitations imposed by federal, state and local governments, the Company has restricted or limited access to its communities, including limitations on in-person prospective resident tours and, in certain cases, new resident admissions.

Access restrictions have resulted in declines in the occupancy levels at the Company’s communities, which has, and will continue to, negatively impact revenues and operating results in the near- to mid-term. The number of move-ins in the third quarter of 2020 as compared to the third quarter of 2019 improved to 88%, up from second quarter 2020 move- ins of 75% as compared to the second quarter of 2019.

During the COVID crisis, the Company has incurred significant additional operating costs and expenses in order to implement enhanced infection control protocols and otherwise care for its residents. In the third quarter of 2020, the Company incurred substantial costs for procurement of additional PPE, cleaning and disposable food service supplies, enhanced cleaning, infection control, environmental sanitation costs, and increased labor expenses for hazard pay at certain communities with COVID-19 positive residents. CSL has also incurred costs for COVID-19 testing of residents and employees. In total, the Company incurred approximately $1.4 million in incremental COVID costs in the third quarter and has incurred $4.6 million in incremental COVID costs through the first nine months of 2020. The Company expects to continue to incur such incremental costs until the pandemic subsides. To mitigate these new expenses, the Company has reduced spending on non-essential supplies, travel, and other discretionary items.

The Company received $0.1 million of COVID-19 relief funds from state relief programs in Wisconsin and Ohio in the third quarter of 2020 to offset COVID-19 costs incurred by communities in those states. The Company has also been approved for relief from a CARES Act provider relief fund for eligible Medicaid providers, and expects to receive approximately $8 million in such relief in the fourth quarter. The Company is utilizing the payroll tax deferral program under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (CARES Act) to defer the employer portion of payroll taxes from April 2020 through December 2020. One- half of the deferred payroll taxes will be due by December 2021, with the other half due by December 2022. In the third quarter of 2020, the Company deferred $2.3 million of payroll taxes under such program and has deferred $5.0 million through the first nine months of 2020.

Balance Sheet and Liquidity

The Company ended the third quarter with $18.3 million of cash and cash equivalents, including restricted cash. As of September 30, 2020, the Company financed its owned communities with mortgages totaling $919.7 million, of which $216.3 million was associated with the 18 communities effectively transferred to Fannie on August 1, 2020 and included in current liabilities, at interest rates averaging 4.5%. The majority of the Company’s debt is at fixed interest rates excluding three bridge loans totaling approximately $81.5 million, all with maturities in the fourth quarter of 2021, and approximately $50 million of long-term variable rate debt under the Company’s Master Credit Facility. The earliest maturity date for the Company’s fixed-rate debt is in 2022. The debt associated with the 18 communities to be transferred to Fannie Mae is classified as current. Also, $31.5 million of debt associated with one of the Company’s bridge loans is classified as current due to non-compliance with a financial covenant, which the Company intends to cure, due to the impact of COVID-19 on one of the communities included in such bridge loan.

Q3 2020 Conference Call Information

The Company will host a conference call with senior management to discuss the Company’s third quarter 2020 financial results on Thursday, November 5, 2020, at 2:30 p.m. Eastern Time. To participate, dial 877-407-0989 (no passcode is required). A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com.

For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting November 5, 2020, through November 19, 2020. To access the conference call replay, call 877-660-6853, passcode 13711946. The conference call will also be available for playback via the Company’s corporate website, https://www.capitalsenior.com/investor-relations/conference-calls/.

Non-GAAP Financial Measures of Operating Performance

Adjusted EBITDAR and Adjusted EBITDAR excluding COVID-19 impact are financial valuation measures and Adjusted Net Income/(Loss), Adjusted Net Income/(Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact are financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the costs associated with our results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

The Company believes that presenting Adjusted EBITDAR excluding COVID-19 impact, Adjusted Net Income/(Loss) excluding COVID-19 impact, and Adjusted CFFO excluding COVID-19 impact is useful to investors to assess certain recent impacts of the COVID- 19 pandemic on the Company’s financial position, results of operations and the non- GAAP financial valuation and performance measures that the Company has historically presented to investors.

Adjusted EBITDAR is a valuation measure commonly used by Company management, research analysts and investors to value companies in the senior living industry. Since Adjusted EBITDAR excludes interest expense and rent expense, it allows Company management, research analysts and investors to compare the enterprise values of different companies without regard to differences in capital structures and leasing arrangements.

The Company believes Adjusted EBITDAR excluding COVID-19 impact is a valuable measure as it normalizes the impact of COVID-19 for valuation purposes.

The Company believes that Adjusted Net Income/(Loss), Adjusted Net Income/(Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact are useful as performance measures in identifying trends in day-to-day operations because they exclude the costs associated with acquisitions and conversions and other items that do not ordinarily reflect the ongoing operating results of our primary business. Adjusted Net Income/(Loss), Adjusted Net Income/(Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact provide indicators to management of progress in achieving both consolidated and individual business unit operating performance and are used by research analysts and investors to evaluate the performance of companies in the senior living industry.

The Company strongly urges you to review the reconciliation of net loss to Adjusted EBITDAR and Adjusted EBITDAR excluding COVID-19 impact and the reconciliation of net income/(loss) to Adjusted Net Income/(Loss), Adjusted Net Income/(Loss) excluding COVID-19 impact, Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows. This is included on the last page of this press release.

About the Company

Dallas-based Capital Senior Living Corporation is one of the nation’s largest operators of independent living, assisted living and memory care communities for senior adults. The Company operates 119 communities that are home to more than 9,000 residents across 22 states and provide compassionate, resident-centric service and care as well as engaging programming. Capital Senior Living offers seniors the freedom and opportunity to successfully, comfortably and happily age in place. For more information, visit www.capitalsenior.com or connect with the Company on Facebook.

Safe Harbor

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the continued spread of COVID-19, including the speed, depth, geographic reach and duration of such spread, new information that may emerge concerning the severity of COVID-19, the actions taken to prevent or contain the spread of COVID-19 or treat its impact, the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic, and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts; the impact of COVID-19 on the Company’s ability to continue as a going concern, the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt and lease obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt and lease agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.

For information about Capital Senior Living, visit www.capitalsenior.com.

Investor Contact Carey P. Hendrickson, Chief Financial Officer, at 972-770-5600 or chendrickson@capitalsenior.com.

Press Contact Susan J. Turkell at 303-766-4343 or sturkell@capitalsenior.com.

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,293	$23,975
Restricted cash	3,982	13,088
Accounts receivable, net	9,107	8,143
Federal and state income taxes receivable	76	72
Property tax and insurance deposits	8,863	12,627
Prepaid expenses and other	4,764	5,308

Total current assets	41,085	63,213
Property and equipment, net	692,746	969,211
Operating lease right-of-use assets, net	3,691	224,523
Deferred taxes, net	76	76
Other assets, net	2,863	10,673

Total assets	$740,461	$1,267,696

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$10,398	$10,382
Accrued expenses	56,474	46,227
Current portion of notes payable, net of deferred loan costs	261,472	15,819
Deferred income	5,885	7,201
Current portion of financing obligations	—	1,741
Current portion of lease liabilities	8,971	45,988
Federal and state income taxes payable	307	420
Customer deposits	991	1,247

Total current liabilities	344,498	129,025
Financing obligations, net of current portion	—	9,688
Lease liabilities, net of current portion	590	208,967
Notes payable, net of deferred loan costs and current portion	654,396	905,637
Commitments and contingencies
Shareholders’ equity (deficit):
Preferred stock, $.01 par value:	—	—
Authorized shares — 15,000; no shares issued or outstanding
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 31,432 and 31,469 in 2020 and 2019, respectively	319	319
Additional paid-in capital	191,882	190,386
Retained deficit	(447,794)	(172,896)
Treasury stock, at cost — 494 shares in 2020 and 2019	(3,430)	(3,430)

Total shareholders’ equity (deficit)	(259,023)	14,379

Total liabilities and shareholders’ equity (deficit)	$740,461	$1,267,696

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Resident revenue	$86,091	$111,110	$290,952	$338,412
Management fees	604	—	819	—
Community reimbursement revenue	9,555	—	11,888	—

Total revenues	96,250	111,110	303,659	338,412

Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	65,162	80,394	211,874	230,229
General and administrative expenses	8,128	7,554	21,036	21,766
Facility lease expense	6,124	14,233	23,234	42,706
Stock-based compensation expense	421	898	1,494	1,558
Depreciation and amortization expense	15,547	16,136	47,584	48,085
Long-lived asset impairment	3,239	—	39,194	—
Community reimbursement expense	9,555	—	11,888	—

Total expenses	108,176	119,215	356,304	344,344

Other income (expense):
Interest income	14	59	83	173
Interest expense	(11,141)	(12,562)	(34,044)	(37,728)
Write down of assets held for sale	—	—	—	(2,340)
Gain on facility lease modification and termination, net	(746)	—	10,487	(97)
Loss on disposition of assets, net	(191,031)	0	(198,388)	38
Other income	(1)	1	2	8

Loss from continuing operations before provision for income taxes	(214,831)	(20,607)	(274,505)	(45,878)
Provision for income taxes	(133)	(124)	(393)	(371)

Net loss from operations	$(214,964)	$(20,731)	$(274,898)	$(46,249)

Per share data:			0
Basic net loss per share	$(7.00)	$(0.68)	$(8.99)	$(1.53)

Diluted net loss per share	$(7.00)	$(0.68)	$(8.99)	$(1.53)

Weighted average shares outstanding — basic	30,730	30,324	30,578	30,236

Weighted average shares outstanding — diluted	30,730	30,324	30,578	30,236

Comprehensive loss	$(214,964)	$(20,731)	$(274,898)	$(46,249)

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(unaudited, in thousands)

	Common Stock		Additional Paid-In Capital	Retained Deficit	Treasury Stock	Total
	Shares	Amount
Balance at December 31, 2018	31,273	$318	$187,879	$(149,502)	$(3,430)	$35,265
Adoption of ASC 842	—	—	—	12,636	—	12,636
Restricted stock awards (cancellations), net	(150)	(2)	2	—	—	—
Stock-based compensation	—	—	898	—	—	898
Net loss	—	—	—	(12,984)	—	(12,984)

Balance at March 31, 2019	31,123	$316	$188,779	$(149,850)	$(3,430)	$35,815

Restricted stock awards (cancellations), net	346	4	(4)	—	—	—
Stock-based compensation	—	—	1,638	—	—	1,638
Net loss	—	—	—	(12,534)	—	(12,534)

Balance at June 30, 2019	31,469	320	190,413	(162,384)	(3,430)	24,919

Restricted stock awards (cancellations), net	346	4	(4)	—	—	—
Stock-based compensation	—	—	1,638	—	—	1,638
Net loss	—	—	—	(12,534)	—	(12,534)

Balance at September 30, 2019	31,815	324	192,047	(174,918)	(3,430)	14,023

Balance at December 31, 2019	31,441	$319	$190,386	$(172,896)	$(3,430)	$14,379
Restricted stock awards (cancellations), net	(52)	—	—	—	—	—
Stock-based compensation	—	—	597	—	—	597
Net loss	—	—	—	(47,181)	—	(47,181)

Balance at March 31, 2020	31,389	$319	$190,983	$(220,077)	$(3,430)	$(32,205)

Restricted stock awards (cancellations), net	43	—	—	—	—	—
Stock-based compensation	—	—	478	—	—	478
Net loss	—	—	—	(12,753)	—	(12,753)

Balance at June 30, 2020	31,432	319	191,461	(232,830)	(3,430)	(44,480)

Restricted stock awards (cancellations), net	(11)	—	—	—	—	—
Stock-based compensation	—	—	421	—	—	421
Net loss	—	—	—	(214,964)	—	(214,964)

Balance at September 30, 2020	31,421	319	191,882	(447,794)	(3,430)	(259,023)

Capital Senior Living Corporation

Supplemental Information

	Communities		Average Resident Capacity		Average Units
	Q3 20	Q3 19	Q3 20	Q3 19	Q3 20	Q3 19
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	79	82	10,055	10,629	7,634	8,167
Leased	39	46	4,981	5,756	3,591	4,389
Third party communities managed	6	—	549	—	476	—

Total	124	128	15,585	16,385	11,701	12,557

Independent living			6,251	6,879	4,213	4,725
Assisted living			9,334	9,506	7,488	7,831

Total			15,585	16,385	11,701	12,557

II. Percentage of Operating Portfolio
Consolidated communities
Owned	63.7%	64.1%	64.5%	64.9%	65.2%	65.0%
Leased	31.5%	35.9%	32.0%	35.1%	30.7%	35.0%
Third party communities managed	4.8%	0.0%	3.5%	0.0%	4.1%	0.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			40.1%	42.0%	36.0%	37.6%
Assisted living			59.9%	58.0%	64.0%	62.4%

Total			100.0%	100.0%	100.0%	100.0%

Capital Senior Living Corporation

Supplemental Information

	Q3 20	Q3 19	YTD through 9/30/20	YTD through 9/30/19
Selected Operating Results
I. Owned communities *
Number of communities	79	82	79	82
Resident capacity	10,055	10,629	10,055	10,629
Unit capacity	7,634	8,167	7,634	8,167
Financial occupancy (1)	76.9%	82.6%	78.7%	83.4%
Revenue (in millions)	54.2	71.5	186.9	217.2
Operating expenses (in millions) (2)	40.4	51.3	135.8	151.3
Operating margin	25%	28%	27%	30%
Average monthly rent	3,588	3,531	3,590	3,527
II. Leased communities
Number of communities	39	46	39	46
Resident capacity	4,981	5,756	4,981	5,756
Unit capacity	3,591	4,389	3,591	4,389
Financial occupancy (1)	74.5%	78.8%	76.5%	80.2%
Revenue (in millions)	32.0	39.6	103.8	121.2
Operating expenses (in millions) (2)	22.2	26.0	69.0	75.7
Operating margin	31%	34%	34%	38%
Average monthly rent	3,988	3,818	3,944	3,812
III. Consolidated communities
Number of communities	118	128	118	128
Resident capacity	15,036	16,385	15,036	16,385
Unit capacity	11,225	12,557	11,225	12,557
Financial occupancy (1)	76.1%	81.3%	78.0%	82.3%
Revenue (in millions)	86.2	111.1	290.8	338.4
Operating expenses (in millions) (2)	62.6	77.3	204.7	227.0
Operating margin	27%	30%	30%	33%
Average monthly rent	3,727	3,628	3,709	3,624
IV. Communities under management *
Number of communities	124	128	124	128
Resident capacity	15,585	16,385	15,585	16,385
Unit capacity	11,701	12,557	11,701	12,557
Financial occupancy (1)	76.4%	81.3%	78.2%	82.3%
Revenue (in millions)	98.2	111.1	307.0	338.4
Operating expenses (in millions) (2)	72.1	77.3	217.1	227.0
Operating margin	27%	30%	29%	33%
Average monthly rent	3,663	3,628	3,666	3,624
V. Same Store Consolidated communities
Number of communities	95	95	95	95
Resident capacity	11,845	11,845	11,845	11,845
Unit capacity	8,920	8,901	8,920	8,901
Financial occupancy (1)	78.0%	82.6%	80.0%	83.5%
Revenue (in millions)	77.8	81.8	231.2	247.7
Operating expenses (in millions) (2)	55.5	55.4	156.3	162.3
Operating margin	29%	32%	32%	34%
Average monthly rent	3,731	3,708	3,738	3,697

VI. General and Administrative expenses as a percent of Total Revenues under Management (3)	6.2%	5.7%	4.8%	5.5%

VII. Consolidated Debt Information (in thousands, except for interest rates)
(Excludes insurance premium financing)
Total fixed rate mortgage debt	787,921	841,047
Total variable rate debt	131,806	126,322
Weighted average interest rate	4.51%	4.84%

(1) - Financial occupancy represents actual days occupied divided by total number of available days during the quarter.

(2) - Excludes management fees, provision for bad debts, and transaction and conversion costs.

(3) - Excludes transaction and conversion costs.

* - “Owned communities” for Q3 20 and YTD through 9/30/20 include one month and seven months of data, respectively, for the 18 communities transferred to Fannie Mae effective August 1, 2020. Data for all months for these communities is included in “Communities under management”.

NOTE: Supplemental information for Q3 20 and YTD through 9/30/20 exclude COVID-19 revenue relief and COVID-19 costs. COVID-19 revenue relief was $0.0 million and $0.5 million for Q3 20 and YTD through 9/30/20, respectively; COVID-19 costs were $1.4 million and $4.6 million for Q3 20 and YTD through 9/30/20, respectively. COVID-19 revenue relief consists of relief funds received from a North Carolina state Medicaid program. COVID-19 costs consist of additional costs and expenses the Company incurred for the procurement of additional PPE, enhanced cleaning and sterilization services, cleaning and disposable food service supplies, and increased labor expense for hazard pay, net of relief dollars from North Carolina, Wisconsin and Ohio to offset COVID-19 costs in such states.

CAPITAL SENIOR LIVING CORPORATION

NON-GAAP RECONCILIATIONS

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Adjusted EBITDAR
Net loss	(214,964)	(20,731)	(274,898)	(46,249)
Depreciation and amortization expense	15,547	16,136	47,584	48,085
Stock-based compensation expense	421	898	1,494	1,558
Facility lease expense	6,124	14,233	23,234	42,706
Provision for bad debts	781	569	2,190	2,182
Interest income	(14)	(59)	(83)	(173)
Interest expense	11,141	12,562	34,044	37,728
Write-off of deferred loan costs and prepayment premiums	—	—	—	97
Long-lived asset impairment	3,239	—	39,194	—
Loss (gain) on lease related transactions, net	746	—	(10,487)
Loss (gain) on disposition of assets, net	191,031	—	198,388	(38)
Write down of assets held for sale				2,340
Other expense (income)	1	(1)	(2)	(8)
Provision for income taxes	133	124	393	371
Casualty losses	294	1,460	958	1,985
Transaction and conversion costs	866	1,386	3,082	2,346
Employee placement and separation costs	401	690	603	2,586
Communities excluded due to repositioning/lease-up	—	78	—	115

Adjusted EBITDAR	$15,747	$27,345	$65,694	$95,631

COVID-19 relief revenue	—	—	(502)	—
COVID-19 expenses	1,433	—	4,626	—

Adjusted EBITDAR excluding COVID-19 impact	$17,180	$27,345	$69,818	$95,631

Adjusted revenues
Total revenues	$96,250	$111,110	$303,659	$338,412
COVID-19 relief revenue	—	—	(502)	—
Communities excluded due to repositioning/lease-up	—	(1,353)	—	(3,903)

Adjusted revenues	$96,250	$109,757	$303,157	$334,509

Adjusted net loss and Adjusted net loss per share
Net loss	(214,964)	(20,731)	(274,898)	(46,249)
Casualty losses	294	1,460	958	1,985
Transaction and conversion costs	866	1,386	3,082	2,363
Employee placement and separation costs	401	690	603	2,586
Write-off of deferred loan costs and prepayment premiums	—	—	—	97
Write down of asset held for sale	—	—	—	2,340
Long-lived asset impairment	3,239	—	39,194	—
Loss (gain) on lease related transactions, net	746	—	(10,487)	—
Loss (gain) on disposition of assets, net	191,031	—	198,388	(38)
Tax impact of Non-GAAP adjustments (25%)	(49,144)	(884)	(57,935)	(2,333)
Deferred tax asset valuation allowance	—	5,113	—	10,776
Communities excluded due to repositioning/lease-up	—	693	—	1,970

Adjusted net loss	$(67,531)	$(12,273)	$(101,095)	$(26,503)

Diluted shares outstanding	30,730	30,324	30,578	30,236
Adjusted net income (loss) per share	$(2.20)	$(0.40)	$(3.31)	$(0.88)
COVID-19 relief revenue	—	—	(502)	—
COVID-19 expenses	1,433	—	4,626	—

Adjusted net loss excluding COVID-19 impact	$(66,098)	$(12,273)	$(96,971)	$(26,503)

Adjusted net income (loss) per share excluding COVID-19 impact	$(2.15)	$(0.40)	$(3.17)	$(0.88)
Adjusted CFFO
Net loss	(214,964)	(20,731)	(274,898)	(46,249)
Non-cash charges, net	209,318	16,736	269,476	51,966
Operating lease payment adjustment to normalize lease commitments	—	—	—	(910)
Recurring capital expenditures	(1,136)	(1,148)	(3,407)	(3,445)
Casualty losses	294	1,460	958	1,985
Transaction and conversion costs	866	1,386	3,082	2,363
Employee placement and separation costs	401	690	603	2,586
Communities excluded due to repositioning/lease-up	—	416	—	1,211

Adjusted CFFO	$(5,221)	$(1,191)	$(4,186)	$9,507

COVID-19 relief revenue	—	—	(502)	—
COVID-19 expenses	1,433	—	4,626	—

Adjusted CFFO excluding COVID-19 impact	$(3,788)	$(1,191)	$(62)	$9,507

*

Non-cash charges, net, for the nine months ended September 30, 2020, are exclusive of a one-time $6.5 million forfeiture of letters of credit associated with the Welltower Forbearance Agreement that was executed in the first quarter of 2020.

NOTE: COVID-19 relief revenue consists of relief funds the Company received from a North Carolina state Medicaid program in the second quarter. COVID-19 costs consist of addiitional costs and expenses the Company incurred for the procurement of additional PPE, enhanced cleaning and sterilization services, cleaning and disposable food service supplies, and increased labor expense for hazard pay, net of relief dollars from North Carolina, Wisconsin and Ohio to offset COVID-19 costs in such states.